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                                                                   EXHIBIT 10.51

                      ELEVENTH AMENDMENT TO LOAN AGREEMENT

     THIS ELEVENTH AMENDMENT TO LOAN AGREEMENT dated as of April 30, 2002 (this "Amendment") is between TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the "Borrower") and LASALLE BANK NATIONAL ASSOCIATION (formerly known as LaSalle National Bank), a national banking association (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated as of February 12, 1997, as amended by a First Amendment dated February 27, 1997, a Second Amendment dated November 1, 1997, a Third Amendment dated as of May 1, 1998, a Fourth Amendment dated June 1, 1998, a Fifth Amendment dated as of August 1, 1998, a Sixth Amendment dated as of September 1, 1998, a Seventh Amendment dated as of September 1, 1999, a Eighth Amendment dated as of September 1, 2000, a Ninth Amendment dated as of September 1, 2001 and a Tenth Amendment dated as of April 30, 2002 (as so amended, the "Agreement"); and

     WHEREAS, the Borrower and the Bank have agreed to amend the Agreement as more fully described herein.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. All capitalized terms uses herein without definition shall have the respective meanings set forth in the Agreement.

2.   AMENDMENTS TO THE AGREEMENT.

          2.1 Amendment to Section 1.1. The definition of "Interest Period" set forth in Section 1.1 of the Agreement is hereby deleted and in lieu thereof is inserted the following;

                    "Interest Period" means with respect to the LIBOR Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is effected by conversion or continued and concluding on the date three (3) months thereafter, at Borrower's option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding three (3) months thereafter; provided, however, that no Interest Period for any LIBOR Loan made under the Commitment may extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be. Each Interest Period for a LIBOR Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business (unless such next succeeding Business Day is the first day of a calendar


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               month, in which case such Interest Period shall end on the next preceding Business Day).

          2.2 Amendment to Section 1.1. The following sentence is added to the definition of "LIBOR":

               Notwithstanding anything to the contrary herein contained, at no time shall the rate of interest hereunder be less than three and one-half percent (3.5%) per annum.

          2.3 Amendment to Section 1.1. The definition of "Prime Rate" or "Base Rate" set forth in Section 1.1 of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                    "Prime Rate" or "Base Rate" means the greater of (i) three and one-half percent (3.5%) per annum or (ii) the rate of interest (expressed as a percentage per annum) most recently announce or published publicly from time to time by Bank as its prime or base rate charged by Bank on commercial loans at any one time. The rate of interest under subsection (i) or (ii) shall change automatically and immediately as and when the prime or base rate shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in Bank's prime or base rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

          2.4  The definition of "Revolving Credit Maturity Date" set forth in
Section 1.1 of the Agreement is hereby amended by deleting therefrom the date "April 30, 2002" and substituting therefor the date "April 30, 2003".

          2.5 Amendment to Section 1.1. The definition of the term "Revolving Note" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    "Revolving Note" means that certain Substitute Revolving
               Note dated as of April 30, 2002 in the original aggregate maximum principal amount of Twelve Million Dollars ($12,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

          2.6 Amendment to Section 1.1. The definition of "Term Loan Maturity Date" set forth in Section 1.1 of the Agreement is hereby amended by deleting therefrom the date "April 30, 2002" and substituting therefor the date "April 30, 2003".

          2.7 Amendment to Section 1.1. The definition of the term "Term Note" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "Term Note" means that certain Substitute Term Note dated as of April 30, 2002 in the original aggregate maximum principal amount of Twenty

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               Three Million Dollars ($23,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

          2.8 Amendment to Section 3.1. The date set forth in Section 3.1 of the Agreement is hereby amended by deleting therefrom the date "April 30, 2002" and substituting therefor the date "April 30, 2003".

          2.9 Replacement of Exhibit 3.1. Exhibit 3.1 attached hereto as made a part of the Agreement is hereby deleted in its entirety and Exhibit 3.1 attached hereto is hereby substituted therefor.

          2.10 Replacement of Exhibit 3.2. Exhibit 3.2 attached hereto as made a part of the Agreement is hereby deleted in its entirety and Exhibit 3.2 attached hereto is hereby substituted therefor.

          2.11 Amendment to Section 4.1(a). Section 4.1(a) of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                    Borrower hereby promises to pay interest on the unpaid
               principal amount of each Revolving Loan that is a Base Rate Loan at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof, or (B) paid in full. Borrower hereby promises to pay interest on the unpaid principal amount of the Term Loan that is a Base Rate Loan at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Loan until such Base Rate Loan is
               (i) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof or
               (ii) paid in full. Accrued interest on the outstanding principal amount of Loans shall be payable (i) quarterly in arrears on the last Business Day of each quarter commencing July 31, 2002, in the case of a Base Rate Loan or a LIBOR Loan, (ii) on the last day of the Interest Period therefore in the case of a LIBOR Loan,
               (iii) upon the conversion of any Loan into a LIBOR Loan (such amount of accrued interest them coming due to be calculated based on the principal amount of the Loan so converted) and (iv) upon the Revolving Credit Termination Date (in the case of the Revolving Loan) and the Term Loan Maturity Date (in the case of the Term Loan). After the Revolving Credit Termination Date (in the case of the Revolving Loan) and the Term Loan Maturity Date (in the case of the Term Loan) or Conversion Date covered in (ii) above, as applicable, accrued interest on such Loans shall be payable on demand.

          2.12 New Section 4.1(e). There is hereby added to the Agreement the following Section 4.1(e):

                    Notwithstanding anything to the contrary contained in the
               Agreement, there shall be only one (1) Interest Period in effect at any one

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               time. In the event Borrower desires to borrow additional funds during which a LIBOR Loan is owing to Bank, Borrower may request additional LIBOR Loans, but such request shall be at the same interest rate already in effect for the then existing LIBOR Loan and any such requested advances shall be paid at the end of the applicable Interest Period. Additional advances made under the provision may be for Interest Periods other than three months.

3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

          3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

          3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

          3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          3.4  No Default. As of the date hereof, no Event of Default under
Section 8 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

          3.5 Warranties. As of the date hereof, the representations and warranties in Section 7 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

4.   GENERAL.

          4.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

          4.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

          4.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

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5.   EFFECTIVENESS. This Amendment shall become effective upon receipt by the
Bank of the following documents, duly executed by the parties thereto:

               (a)  This Amendment;

               (b) Substitute Revolving Note in the form of Exhibit 3.1 attached hereto duly executed by the Borrower;

               (c) Substitute Term Note in the form of Exhibit 3.2 attached hereto duly executed by the Borrower;

               (d)  Such other documents as the Bank reasonably may request.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LASALLE BANK NATIONAL                     TAYLOR CAPITAL GROUP, INC.
ASSOCIATION


By: /s/ Jeffery J. Bowden                By: /s/ Christopher Alstrin
   -----------------------------------      -----------------------------------

Its: Senior Vice President                Its: CFO
    ----------------------------------        ----------------------------------

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                            SUBSTITUTE REVOLVING NOTE



$12,000,000                                           Dated as of April 30, 2002

                                                             Due: April 30, 2003

     FOR VALUE RECEIVED, TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the "Maker") promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (formerly known as LaSalle National Bank), a national banking association (the "Bank") the lesser of the principal sum of TWELVE MILLION DOLLARS ($12,000,000) or the aggregate unpaid principal amount of Revolving Loans outstanding under the Loan Agreement hereinafter referred to at the maturity or maturities and in the amount or amounts as stated on the records of the Bank, together with interest (computed on the basis of a year consisting of 360 days for actual days elapsed) on any and all such principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rate of interest and the times set forth in the Loan Agreement dated as of February 12, 1997 between the Maker and the Bank (as amended, supplemented or modified from time to time, the "Loan Agreement"), in no event shall any principal amount have a maturity later than April 30, 2003.

     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Maker. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

     This Note evidences indebtedness incurred under the Loan Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement.

     Demand, presentment, protest and notice on non-payment are hereby waived by the Maker.

     This Note, in part, is a replacement and substitute for, but not a repayment of, that certain $12,000,000 Substituting Revolving Note dated as of September 1, 2001 of the Maker payable to the order of the Bank and does not and shall not be deemed to constitute a novation therefor.

                                        TAYLOR CAPITAL GROUP, INC.

                                        By: /s/ Christopher Alstrin
                                           --------------------------
                                        Its:   CFO
                                            -------------------------

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                              SUBSTITUTE TERM NOTE


$23,000,000                                                    Chicago, Illinois
                                                                  April 30, 2002


     FOR VALUE RECEIVED, the undersigned, TAYLOR CAPITAL GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of TWENTY-THREE MILLION DOLLARS ($23,000,000), plus interest as described below. The entire principal balance outstanding hereunder, if not sooner paid, shall be due and payable April 30, 2003, pursuant to that certain Loan Agreement dated February 12, 1997 between the Borrower and the Bank (as the same has been and may hereafter be amended, modified or supplemented from time to time, called the "Loan Agreement"). No principal installments are required to be paid prior to April 30, 2003.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to tune outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

     Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by the Bank to the Borrower in writing.

     This Note is the Substitute Term Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

     In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This
Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

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     This Note, in part, is a replacement and substitute for, but not a repayment of, that certain $23,000,000 Substitute Term Note dated as of February 12, 2002 of the Maker payable to the order of the Bank and does not and shall not be deemed to constitute a novation therefor.

                                        TAYLOR CAPITAL GROUP, INC., a Delaware
                                        corporation



                                        By: /s/ Christopher Alstrin
                                           -------------------------------
                                        Title:        CFO
                                              ----------------------------




Borrower's Address:

350 East Dundee Road
Wheeling, Illinois 60090-5766



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